ICO, Inc. Announces the Execution of a Merger Agreement
with A. Schulman, Inc. and Financial Results for
Fiscal Year and Quarter Ended September 30, 2009

HOUSTON, TEXAS, December 2, 2009 – ICO, Inc. (Nasdaq: ICOC), global producer of custom polymer powders and plastic film concentrates, today announced the execution of a merger agreement with A. Schulman, Inc. (Nasdaq-GS: SHLM)  and its results for the fiscal year and quarter ended September 30, 2009.

ICO, Inc. Merger Agreement with A. Schulman, Inc.

•	Combined stock and cash transaction valued at approximately $191.4 million
•	Transaction requires approval from ICO shareholders and customary regulatory approvals
•	ICO would strengthen A. Schulman’s position in global rotomolding and masterbatch markets

Under the terms of the agreement, the total consideration is comprised of $105.0 million in cash and 5.1 million shares of A. Schulman common stock.  ICO, Inc. shareholders will receive approximately $6.79 per share of ICO, Inc. stock, comprised of

(a) $3.67 in cash and

(b) $3.12 in A. Schulman stock (0.184 shares of A. Schulman stock valued at the closing price on December 2, 2009)

assuming the cash-out of all ICO, Inc. stock options at their “in the money” spread based on the December 2, 2009 closing price.  After the merger closes, ICO, Inc. shareholders will own approximately 16% of the combined company.

Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. A. Schulman employs about two thousand people and has 16 manufacturing facilities in North America, Europe and Asia. Revenues for the fiscal year ended August 31, 2009 were $1.3 billion.

“Our Board of Directors has unanimously determined that the merger with A. Schulman, Inc. is in the best interests of our shareholders, and that the combined company will provide enhanced product and service offerings to our customers and outstanding opportunities for our employees,” said A. John Knapp, Jr., President and Chief Executive Officer of ICO, Inc.  “A. Schulman is a strong global leader in the manufacture of high-performance plastic compounds and resins, with an outstanding management team and corporate culture.  It is well-positioned to pursue a long-term strategy of profitable growth and value creation that is consistent with our vision at ICO, Inc.  The ICO and A. Schulman businesses are largely complementary and synergistic with little overlap in end use and geographic markets.  We have built a great team at ICO, Inc., and during our years of working together with A. Schulman, we have been highly impressed with the enthusiasm and energy of their team.  We believe the chemistry will be outstanding when the integration takes place.”

The two companies believe this transaction will bring significant value and opportunity to the customers of the combined business as a result of:

•	Enhanced and complementary product offerings
•	Expanded global reach
•	Increased financial strength
•	Shared technology and product development focused on better solutions for customers

If the transaction is closed, current ICO, Inc. directors Gregory T. Barmore and Eugene R. Allspach will join the A. Schulman, Inc. board of directors.

ICO, Inc. will make a subsequent announcement of timing and location of the special meeting of shareholders and record date for shareholders eligible to vote on the proposed acquisition.  Pending shareholder and regulatory approvals and other customary closing conditions, the transaction is expected to close in the spring of 2010.  This transaction is not subject to a financing contingency and does not require approval by A. Schulman, Inc. shareholders.

J.P. Morgan Securities Inc. acted as ICO’s exclusive financial advisor in the transaction. Baker Botts L.L.P. and Locke Lord Bissell and Liddell LLP acted as legal advisors.

ICO’s results for the fiscal year and quarter ended September 30, 2009

Fourth Quarter Highlights

•	Volumes increased 6% sequentially
•	Revenues increased 15% sequentially
•	Net income of $1.6 million, or $.06 per share
•	Net debt (total debt outstanding less cash) at $9.9 million as of September 30, 2009

Fourth Quarter 2009 vs. Fourth Quarter 2008

Revenues for the three months ended September 30, 2009 were $80.5 million, a decrease of $27.5 million or 25% compared to the same quarter of the previous year.  The revenue decline was caused by several factors.  Volumes, which fell 7%, reduced revenues by $7.0 million.  The volume decline was a result of reduced customer demand as a result of the global economic slowdown.  Lower average selling prices, as a result of lower resin prices, reduced revenues by $10.8 million.  Finally, the translation effect of a stronger U.S. Dollar reduced revenues by $9.7 million.

Net income was $1.6 million or $.06 per share in the three months ended September 30, 2009 compared to net income of $2.2 million or $.08 per share in the fourth quarter of fiscal year 2008.  The decline in net income of 27% was primarily caused by the decline in volumes.  The impact from lower volumes was partially offset by an increase in gross margin from 15.1% to 18.4% and lower interest expense due to lower borrowings.

“I am very pleased to report an increase in sequential revenues, volumes and profitability.  This occurred despite the fourth quarter including the month of August, which is traditionally a weak month in Europe for us.  During the quarter, we began to see the benefits from the Chroma and Micro Pellets transactions, as well as an improvement in our other operations,” stated President and CEO, A. John Knapp, Jr.

Fourth Quarter 2009 vs. Third Quarter 2009

In the fourth quarter of 2009, revenues increased 15% or $10.5 million over the revenues in the third quarter of 2009.  This was the first sequential revenue improvement in five quarters.  The revenue improvement was a result of an increase in demand, as volumes sold improved 6%.  Selling, general and administrative expenses increased $1.2 million or 14% due in part from merger related expenses incurred in the fourth quarter of 2009.  The benefit from the improved volumes partially offset by the increase in SG&A led to a 27% improvement in net income compared to the third quarter.

Balance Sheet and Liquidity

Our net debt position as of September 30, 2009 was $9.9 million.  Cash at September 30, 2009 was $21.9 million and total outstanding borrowings were $31.8 million.  Our available global borrowing capacity at September 30, 2009 was $50.5 million.

In connection with the merger agreement, the Company has canceled its share repurchase plan.

Conference Call on the Web

        A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal year and quarter ended September 30, 2009 results and the proposed merger can be accessed at 9:00 a.m. Central Standard Time on Thursday, December 3, 2009 at http://www.videonewswire.com/event.asp?id=64376 where the webcast replay will be accessible for ninety days.  The webcast replay will also be accessible on the Company’s website at www.icopolymers.com for a period of twelve months

Investors are invited to participate in the conference by dialing 847-413-3235, passcode 25895059.  A replay of the conference call will be available by dialing 630-652-3044, passcode 25895059.

A. Schulman also will host a conference call regarding the merger transaction.  A live Internet broadcast of the conference call can be accessed at 2:00 p.m. Eastern time on Thursday, December 3, on the Company’s website, www.aschulman.com.  An archived replay of the call will also be available on the website.

Use of Non-GAAP Financial Measures

This earnings release includes the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures.  The non-GAAP financial measures are net income (loss), as adjusted, net income (loss) per common share, as adjusted, operating income (loss), as adjusted, and net debt.  The Company uses these financial measures to monitor and evaluate the ongoing performance of the Company, and believes that the additional non-GAAP measures are useful to investors for financial analysis.  There are limitations associated with the use of these measures.  These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation.  The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

About ICO, Inc.

With 20 locations in 9 countries, ICO produces custom polymer powders for rotational molding and other polymer related businesses, such as the textile, metal coating and masterbatch markets. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.  Additional information about ICO, Inc. can be found on the Company’s website at www.icopolymers.com.   Contact:  CFO – Bradley T. Leuschner at 713-351-4100.

Certain matters discussed in this press release are “forward-looking statements,” involving certain risks, uncertainties, and assumptions, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  The Company’s statements regarding trends in the marketplace, potential future results, and statements regarding the merger (including the valuation, benefits, results, effects and timing thereof), the combined company and attributes thereof, and whether and when the transactions contemplated by the merger agreement will be consummated are examples of such forward-looking statements.  The following is a non-exclusive list of risks and uncertainties, and circumstances that present risks, that could cause the forward-looking statements; the failure to receive the approval of the Company’s shareholders; satisfaction of the conditions to the closing of the merger; costs and difficulties related to integration of businesses and operations; delays, costs and difficulties relating to the merger and related transactions; results of cash/stock elections of shareholders; restrictions imposed by the Company’s outstanding indebtedness; changes in the cost and availability of resins (polymers) and other raw materials; changes in demand for the Company's services and products; business cycles and other industry conditions; general economic conditions; international risks; operational risks; currency translation risks; the Company’s lack of asset diversification; the Company’s ability to manage global inventory, develop technology and proprietary know-how, and attract and retain key personnel; failure of closing conditions in any transaction to be satisfied; integration of acquired businesses; as well as risk factors and other factors detailed in the Company's and A. Schulman’s respective most recent form 10-K and other filings with the Securities and Exchange Commission.

Should one or more of such risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  Any forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any such forward-looking statements to reflect subsequent events or circumstances.

Additional Information

In connection with the proposed merger, A. Schulman and the Company intend to file materials relating to the transaction with the Securities and Exchange Commission (“SEC”), including a registration statement of A. Schulman, which will include a prospectus of A. Schulman and a proxy statement of the Company.   INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT A. SCHULMAN, THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about A. Schulman and the Company, without charge, at the SEC’s web site at www.sec.gov.  Copies of A. Schulman’s SEC filings may also be obtained for free by directing a request to Investor Relations Department at 330-668-7302.  Copies of the Company’s SEC filings may also be obtained for free by directing a request to Investor Relations Department at 713-351-4100.  The Company expects to file a Current Report on Form 8-K that will contain additional information with regard to the merger.

Participants in Solicitation

A. Schulman and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the merger. Information about these persons can be found in A. Schulman’s proxy statement relating to its 2009 Annual Meeting of Stockholders, as filed with the SEC on November 6, 2009, A. Schulman’s Current Reports on Form 8-K, as filed with the SEC on September 2, 2009 and October 30, 2009, the Company’s proxy statement relating to its 2009 Annual Meeting of Shareholders, as filed with the SEC on January 23, 2009, and the Company’s Current Reports on Form 8-K, as filed with the SEC on December 11, 2008, January 22, 2009, May 12, 2009 and August 6, 2009.  These documents can be obtained free of charge from the sources indicated above.  Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
	2009	2008	2009	2009	2008
Revenues	$80,480	$107,992	$69,997	$299,965	$446,701
Cost of sales and services (exclusive of depreciation and
amortization shown separately below)	65,705	91,712	57,383	250,583	373,557
Gross Profit (1)	14,775	16,280	12,614	49,382	73,144
Selling, general and administrative expense	9,854	9,823	8,677	36,679	41,254
Depreciation and amortization	2,094	1,951	1,835	7,361	7,531
Goodwill Impairment	-	-	-	3,450	-
Long-lived asset impairment, restructuring and
other costs (income)	185	408	(87)	(175)	(1,348)
Operating income	2,642	4,098	2,189	2,067	25,707
Other income (expense):
Interest expense, net	(517)	(904)	(539)	(2,230)	(4,062)
Other income (expense)	(11)	(395)	(192)	(582)	(431)
Income (loss) from continuing operations before income taxes	2,114	2,799	1,458	(745)	21,214
Provision for income taxes	518	569	199	494	5,832
Income (loss) from continuing operations	1,596	2,230	1,259	(1,239)	15,382
Income (loss) from discontinued operations, net of income taxes	-	(52)	-	-	(68)
Net income (loss)	$1,596	$2,178	$1,259	$(1,239)	$15,314
Preferred Stock dividends	-	-	-	-	(1)
Net income (loss) applicable to Common Stock	$1,596	$2,178	$1,259	$(1,239)	$15,313

Basic income (loss) from continuing operations per common share	$0.06	$0.08	$0.05	$(0.05)	$0.56
Basic net income (loss) per common share	$0.06	$0.08	$0.05	$(0.05)	$0.56

Diluted income (loss) from continuing operations per common share	$0.06	$0.08	$0.05	$(0.05)	$0.55
Diluted net income (loss) per common share	$0.06	$0.08	$0.05	$(0.05)	$0.55

Basic weighted average shares outstanding	27,077,000	27,474,000	27,077,000	27,081,000	27,271,000
Diluted weighted average shares outstanding	27,593,000	27,864,000	27,221,000	27,081,000	27,994,000

Gross Margin (2)	18.4%	15.1%	18.0%	16.5%	16.4%

(1) Calculated as Total Revenues minus Cost of Sales and Services, exclusive of Depreciation and Amortization Expense.
(2) Calculated as Gross Profit divided by Total Revenues.

ICO, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands, except share data and ratios)

	September 30,	September 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$21,880	$5,589
Trade receivables, net	57,124	75,756
Inventories	37,397	53,458
Deferred income taxes	1,848	2,056
Prepaid and other current assets	6,446	10,514
Total current assets	124,695	147,373

Property, plant and equipment, net	57,144	61,164
Goodwill	4,549	8,689
Deferred Income Taxes	4,128	2,709
Other assets	1,757	1,161
Total assets	$192,273	$221,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings under credit facilities	$-	$9,607
Current portion of long-term debt	12,980	15,201
Accounts payable	33,281	37,674
Accrued salaries and wages	4,997	5,978
Other current liabilities	9,344	11,912
Total current liabilities	60,602	80,372

Long-term debt, net of current portion	18,823	25,122
Deferred income taxes	4,786	5,039
Other long-term liabilities	2,907	2,728
Total liabilities	87,118	113,261

Commitments and contingencies	-	-
Stockholders' equity:
Undesignated preferred stock	-	-
Common stock	55,248	54,756
Additional paid-in capital	73,081	72,241
Accumulated other comprehensive income	2,723	3,022
Accumulated deficit	(22,880)	(21,641)
Treasury Stock	(3,017)	(543)
Total stockholders' equity	105,155	107,835
Total liabilities and stockholders' equity	$192,273	$221,096

OTHER BALANCE SHEET DATA
Working capital	$64,093	$67,001
Current ratio	2.1	1.8
Total debt	$31,803	$49,930
Debt-to-capitalization	23.2%	31.6%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Three Months Ended September 30:	2009	% of Total	2008	% of Total		Change	%
ICO Europe	$35,895	44%	$48,489	45%		$(12,594)	(26%	)
Bayshore Industrial	15,046	19%	19,173	18%		(4,127)	(22%	)
ICO Asia Pacific	16,760	21%	23,401	22%		(6,641)	(28%	)
ICO Polymers North America	8,489	11%	10,119	9%		(1,630)	(16%	)
ICO Brazil	4,290	5%	6,810	6%		(2,520)	(37%	)
Consolidated	$80,480	100%	$107,992	100%		$(27,512)	(25%	)

Fiscal Year Ended September 30:	2009	% of Total	2008	% of Total		Change	%
ICO Europe	$135,006	45%	$207,209	46%		$(72,203)	(35%	)
Bayshore Industrial	65,221	22%	90,736	20%		(25,515)	(28%	)
ICO Asia Pacific	54,397	18%	82,390	19%		(27,993)	(34%	)
ICO Polymers North America	32,248	11%	45,090	10%		(12,842)	(28%	)
ICO Brazil	13,093	4%	21,276	5%		(8,183)	(38%	)
Consolidated	$299,965	100%	$446,701	100%		$(146,736)	(33%	)

Operating income (loss)
Three Months Ended September 30:	2009	2008	Change	%
ICO Europe	$2,620	$2,782	$(162)	(6%	)
Bayshore Industrial	1,067	1,486	(419)	(28%	)
ICO Asia Pacific	(5)	210	(215)	(102%	)
ICO Polymers North America	572	424	148	35%
ICO Brazil	218	429	(211)	(49%	)
Total Operations	4,472	5,331	(859)	(16%	)
Unallocated General Corporate Expense	(1,830)	(1,233)	(597)	48%
Consolidated	$2,642	$4,098	$(1,456)	(36%	)

Fiscal Year Ended September 30:	2009	2008	Change	%
ICO Europe	$5,728	$13,201	$(7,473)	(57%	)
Bayshore Industrial	6,157	10,241	(4,084)	(40%	)
ICO Asia Pacific	(6,125)	1,822	(7,947)	(436%	)
ICO Polymers North America	2,025	5,618	(3,593)	(64%	)
ICO Brazil	178	982	(804)	(82%	)
Total Operations	7,963	31,864	(23,901)	(75%	)
Unallocated General Corporate Expense	(5,896)	(6,157)	261	(4%	)
Consolidated	$2,067	$25,707	$(23,640)	(92%	)

Operating income (loss) as a	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
percentage of revenues	2009	2008	Change	2009		2008	Change
ICO Europe	7%	6%	1%	4%		6%	(2%	)
Bayshore Industrial	7%	8%	(1% )	9%		11%	(2%	)
ICO Asia Pacific	0%	1%	(1% )	(11%	)	2%	(13%	)
ICO Polymers North America	7%	4%	3%	6%		12%	(6%	)
ICO Brazil	5%	6%	(1% )	1%		5%	(4%	)
Consolidated	3%	4%	(1% )	1%		6%	(5%	)

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	September 30,		June 30,
	2009	% of Total	2009	% of Total		Change	%
ICO Europe	$35,895	44%	$31,724	45%		$4,171	13%
Bayshore Industrial	15,046	19%	16,003	23%		(957)	(6%	)
ICO Asia Pacific	16,760	21%	11,974	17%		4,786	40%
ICO Polymers North America	8,489	11%	7,113	10%		1,376	19%
ICO Brazil	4,290	5%	3,183	5%		1,107	35%
Consolidated	$80,480	100%	$69,997	100%		$10,483	15%

Operating income (loss)
	Three Months Ended
	September 30,	June 30,
	2009	2009	Change	%
ICO Europe	$2,620	$1,342	$1,278	95%
Bayshore Industrial	1,067	1,772	(705)	(40%	)
ICO Asia Pacific	(5)	171	(176)	(103%	)
ICO Polymers North America	572	210	362	172%
ICO Brazil	218	(10)	228	N.M.*
Total Operations	4,472	3,485	987	28%
Unallocated General Corporate Expense	(1,830)	(1,296)	(534)	41%
Consolidated	$2,642	$2,189	$453	21%

Operating income (loss) as a	Three Months Ended
	September 30,	June 30,
percentage of revenues	2009	2009	Change
ICO Europe	7%	4%	3%
Bayshore Industrial	7%	11%	(4% )
ICO Asia Pacific	0%	1%	(1% )
ICO Polymers North America	7%	3%	4%
ICO Brazil	5%	0%	5%
Consolidated	3%	3%	0%

*Not meaningful

ICO, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited and in thousands except per share data)

Net Income (Loss) and Income (Loss) Per Share Reconciliation

Twelve Months Ended:	September 30,
	2009	2008
Net income (loss) applicable to common stock	$(1,239)	$15,313
Goodwill impairment	3,450	-
Net income (loss), as adjusted	$2,211	$15,313

Basic net income (loss) per common share	$(0.05)	$0.56
Goodwill impairment	0.13	-
Basic net income (loss) per common share, as adjusted	$0.08	$0.56

Diluted income (loss) per common share	$(0.05)	$0.55
Goodwill impairment	0.13	-
Diluted net income (loss) per common share,
as adjusted	$0.08	$0.55

Operating Income (Loss) Reconciliation

Twelve Months Ended:	September 30,
	2009	2008
Operating income (loss)	$2,067	$25,707
Goodwill impairment	3,450	-
Operating income (loss), as adjusted	$5,517	$25,707

Net Debt Reconciliation	September 30,
	2009	2008
Total debt	$31,803	$49,930
Less cash and cash equivalents	21,880	5,589
Net debt	$9,923	$44,341